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[BF GOODRICH LOGO]                                         NEWS

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                                                                    Exhibit 99.1


The BFGoodrich Company                     PR00-0024
3 Coliseum Centre                          MEDIA CONTACTS:         Kevin Ramundo
2550 West Tyvola Rd.                       PHONE:                   704/423-7024

                                           -or-                   Patty Meinecke
Charlotte, North Carolina 28217                                     704-423-7060
www.bfgoodrich.com
                                           INVESTOR CONTACT:        Paul Gifford
                                           PHONE:                   704-423-5517

FOR IMMEDIATE RELEASE

BFGOODRICH TO FOCUS ON AEROSPACE AND ENGINEERED INDUSTRIAL PRODUCTS

      -        PLANS TO DIVEST PERFORMANCE MATERIALS SEGMENT

CHARLOTTE, NC, APRIL 17, 2000 -- The BFGoodrich Company (NYSE: GR) announced today that it intends to focus on Aerospace and Engineered Industrial Products segments and will divest the company's Performance Materials segment. The plan will enhance shareholder value and position the company to build on its track record of profitable growth. In 1999, the company's fifth consecutive year of record earnings, BFGoodrich reported sales of $5.5 billion and segment operating income of $827 million.

Performance Materials, a global supplier of specialty polymer systems and chemical additives, achieved record results in 1999, including sales of $1.2 billion, operating income of $150 million, and EBITDA (earnings before interest, taxes, depreciation and amortization) of $235 million. BFGoodrich anticipates that the divestiture will be completed by year-end 2000. The proceeds will be available for growing the company's aerospace and industrial businesses, for its current share buyback program, and for reducing debt levels consistent with maintaining a strong capital structure. Morgan Stanley Dean Witter has been retained to assist BFGoodrich in the offering process.

In commenting on the announcement, David L. Burner, BFGoodrich's Chairman and CEO, said, "Our decision reflects the realities of the increasingly competitive landscape in the specialty chemical industry and the substantial opportunities we have to build on our Aerospace and Engineered Industrial Products segments. The actions we are announcing today will unlock value for our shareholders and better position all three businesses to win in the years ahead."


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[BF GOODRICH LOGO]                                     NEWS


Mr. Burner added, "Our Performance Materials segment enjoys excellent products, technologies and market positions and has been among the stronger performers in its peer group. However, in today's environment, continued success would require us to expand this segment to at least three times its current size. From a strategic and shareholder perspective, we believe the best course is to focus our resources on our Aerospace and Industrial segments. In addition to the opportunities each of these segments offer, we will be able to drive value and competitive advantage by leveraging core competencies and processes given the complementary nature of these two segments."

With 1999 sales of $5.5 billion, The BFGoodrich Company holds leadership positions in advanced aerospace products and services, performance materials and engineered industrial products. The company has its headquarters in Charlotte, North Carolina, and employs 27,000 people worldwide. For more information, please visit our website at www.bfgoodrich.com.

FACT SHEETS REGARDING THIS ANNOUNCEMENT ARE AVAILABLE AT http://199.230.26.96/gr/BFGFactSheet.pdf

THE TEXT OF CHAIRMAN AND CEO DAVE BURNER'S REMARKS FROM TODAY'S ANNUAL SHAREHOLDERS' MEETING IS AVAILABLE AFTER 11:15 AM EDT AT www.bfgoodrich.com. CLICK ON ANNUAL MEETING.

B-ROLL FOOTAGE IS AVAILABLE FROM 10:00-10:30 AM EDT AND FROM 2:00-2:30 PM EDT ON MONDAY, APRIL 17, AT -

                               GE2 TRANSPONDER C11
                          DOWNLINK FREQUENCY 3920 MHz
                              POLARITY - VERTICAL

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